Exhibit 99.1

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                               YDI WIRELESS, INC.

                                      AND

                           RICOCHET INVESTMENTS, LLC

                           DATED AS OF JUNE 25, 2004

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                            STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 25, 2004 between YDI WIRELESS, Inc., a Delaware corporation ("Buyer"), and RICOCHET INVESTMENTS, LLC, a Colorado limited liability company (the "Seller").

                                    RECITALS

      A. Seller owns all of the issued and outstanding shares of capital stock of Ricochet Networks, Inc., a Delaware corporation (the "Company").

      B. Seller desires to sell such shares to Buyer and Buyer desires to buy such shares from Seller.

      C. Buyer and Seller desire to make certain representations and warranties and other agreements in connection with the Stock Sale.

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                           SALE OF SHARES AND CLOSING

      1.1 Purchase and Sale of Shares. Subject to and upon the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, convey, and deliver to Buyer, and Buyer shall purchase and accept delivery of all of the Shares (as defined in Section 2.2 below), free and clear of all liens, claims, charges, security interests, pledges, options, rights of first refusal, first offer rights, and any other encumbrances or restrictions of any nature whatsoever (other than under applicable securities laws) (the "Stock Sale").

      1.2 Pre-Closing Transactions. On or prior to the Closing Date but subject to the accuracy of the representation in Section 2.5(b) below, (a) the Company shall pay all expenses incurred by the Seller and the Company in connection with this Agreement (up to a maximum of $140,000), including the fees and expenses of Seller's counsel, the fees and expenses of Bathgate Capital, and certain payments promised to Dotsolve Partners and Susan Spurr; and (b) the Company shall pay down the balance owed under the promissory note currently outstanding from the Company to Seller (the "Company Note") to a principal balance of the $300,000.

      1.3 Purchase Price. The purchase price for the Shares shall be Three Million Two Hundred Thousand Dollars ($3,200,000), to be paid on the
Closing Date as follows: (a) Three Million Dollars ($3,000,000) in cash, plus
(b) 42,105 restricted shares of common stock of Buyer valued at $200,000 using a price of $4.75, the last sale price of Buyer's common stock on the day preceding the Closing Date (the "Buyer Stock").

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      1.4 Closing. The Stock Sale shall be consummated (the "Closing") at the offices of the Company on June 25, 2004 (the "Closing Date").

      1.5 Deliveries at Closing. At the Closing,

            (a) Seller shall deliver to Buyer:

                  (i) certificates representing the Shares duly endorsed in
            blank or accompanied by duly executed share transfer forms or stock powers (in either case, with all necessary transfer taxes, if any, paid or other revenue stamps affixed thereto), in form and substance reasonably satisfactory to Buyer;

                  (ii) the original Company Note, marked "cancelled", together with such other documents requested by Buyer to evidence the termination of any and all security agreements and interests securing the payment of such Note, in form and substance reasonably satisfactory to Buyer;

                  (iii) resignations of all current officers and directors of the Company, in form and substance reasonably satisfactory to Buyer;

                  (iv) a noncompetition agreement in favor of Buyer from Victor
            Mitchell for a term of two years, in the business of wireless data services and equipment, and otherwise in form and substance reasonably satisfactory to Buyer and Mr. Mitchell;

                  (v) a guarantee in favor of Buyer from Victor Mitchell as
            contemplated in Section 5.1 below;

                  (vi) evidence reasonably satisfactory to Buyer of the
            authority of Seller to enter into this Agreement; and

                  (vii) a certificate as to the incumbency of the manager of
            Seller executing this Agreement and all related agreements, documents, and certificates.

            (b) Buyer shall deliver to Seller:

                  (i) Documentation demonstrating that the Buyer has delivered instructions to its transfer agent to issue the Buyer Stock to Seller;

                  (ii) an unsecured promissory note (the "Buyer Note") from
            Buyer and its affiliates (jointly and severally) in the principal amount of Three Hundred Thousand Dollars ($300,000), which shall bear interest at 8% per annum and provide for the payment of 36 equal monthly installments of principal and interest beginning July 1, 2004, in replacement of the Company Note;

                  (iii) good funds in the amount of $3,000,000;

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                  (iv) copies of resolutions of Buyer's board of directors
            approving this Agreement and the transactions contemplated hereby, certified by the Secretary of Buyer; and

                  (v) a certificate as to the incumbency of the officer(s) of
            Buyer executing this Agreement and all related agreements, documents, and certificates.

      1.6 Failure to Close. If the Closing does not occur on or before June 25, 2004, then either party may terminate this Agreement after that date, and neither party will have any further obligations under this Agreement (other than any liability resulting from a breach of this Agreement prior to the date it was terminated).

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to Buyer, subject to the exceptions specifically disclosed in the disclosure letter supplied by the Seller to Buyer (the "Seller Letter") and dated as of the date hereof, as follows:

      2.1 Organization of the Company and Seller. Each of the Company and each of its material subsidiaries and Seller is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, has the corporate or company power to own, lease, and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation or company in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on the Company. The Company owns, directly or indirectly through one or more subsidiaries, 100% of the capital stock of each of its subsidiaries (each of which is listed in Section 2.1 of the Seller Letter), and does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any interest in, any corporation, partnership, joint venture, or other business association or entity other than the securities of any publicly traded entity held for investment only and constituting less than 5% of the outstanding capital stock of any such entity. For purposes of this Agreement, the term "subsidiary" of the Company or Buyer, as the case may be, means any Person (other than a natural person) of which the Company or Buyer, as the case may be, owns, either directly or indirectly, a majority of the total combined voting power of all classes of equity thereof having general voting power under ordinary circumstances to elect a majority of the board of directors or its equivalent. Seller has provided to Buyer a true and correct copy of the Certificate of Incorporation, By-laws or other organizational documents of Seller and the Company and similar governing instruments of its material subsidiaries, each as amended to date. The current directors, officers and managers of the Seller and the Company are set forth in
Section 2.1 of the Seller Letter. For purposes of this Agreement, "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets (including intangible assets), financial condition, or results of operations of a Person (as defined below), taken as a whole, but shall not include any of the foregoing arising out of, related to, or otherwise by virtue of (a) conditions affecting the economy or the financial markets generally (except to

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the extent that such conditions have a disproportionate adverse effect on such
Person compared to other companies similarly situated as to size, financial strength, and/or other relevant factors), (b) the announcement of or pendency of any of the transactions contemplated by this Agreement, (c) events, circumstances, or conditions generally affecting the industry in which such Person operates (except to the extent that such events, circumstances, or conditions have a disproportionate adverse effect on such Person compared to other companies similarly situated as to size, financial strength, and/or other relevant factors), (d) any change in law or generally accepted accounting principles, or (e) as to Buyer, any change in the market price or trading volume of the securities of such Person (provided, that if such change in market price or trading volume is caused by an underlying cause or effect which would otherwise constitute a Material Adverse Effect, such underlying cause or effect shall nonetheless continue to constitute and qualify hereunder as a Material Adverse Effect). For purposes of this Agreement, "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, or other business organization.

      2.2 Company Capital Structure. The authorized capital stock of the Company consists of 75,000 shares of common stock, par value $0.001 per share (the "Company Common Stock"), and 25,000 shares of preferred stock, par value $0.001 per share. As of the date of this Agreement, 95 shares of Company Common Stock are issued and outstanding, and no shares of preferred stock are issued or outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable. Since the date of the Company Balance Sheet (as defined in Section 2.5 below), there have been no changes in the capital structure of the Company. The Seller is the sole record and beneficial owner of all issued and outstanding shares of Company Common Stock (the "Shares"). The Seller has full power to vote or direct the voting of the Shares. As of the date of this Agreement, the Shares are, and at all times prior to the Closing will be, free and clear of any voting agreements or restrictions, rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges, other encumbrances, or any other interests of any third party.

      2.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 2.2, there are no equity securities of any class of the Company, or any security convertible or exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding. Except for securities the Company owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of the Company, or any security convertible or exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, calls, rights, commitments, or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of, or enter into any such option, warrant, equity security, call, right, commitment, or agreement. There are no registration rights, and there is no voting trust, proxy, rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which Seller or the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound with respect to any security of any class of the Company or with respect to any security, partnership interest, or similar ownership interest of any class of any of its subsidiaries.

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      2.4 Authority.

            (a) The Seller has all requisite company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company action on the part of the Seller, including all necessary authorizations and required votes by the members of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by the Seller does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or By laws of the Company or similar governing instruments of Seller or any of the Company's subsidiaries or (ii) any material mortgage, indenture, lease, contract or other agreement, or any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller, the Company, or either of their properties or assets.

            (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to the Seller or the Company in connection with the execution and delivery of this Agreement by the Seller or the consummation of the transactions contemplated hereby, except for such consents, authorizations, filings, approvals, and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company.

      2.5 Company Financial Statements; Cash on Hand.

            (a) The Company has furnished Buyer with a copy of its unaudited consolidated financial statements for the fiscal year ended December 31, 2003, and with copies of its unaudited consolidated financial statements for the five-month period ending May 31, 2004 (collectively, including in each case any related notes thereto, the "Company Financial Statements"). Each of the Company Financial Statements (i) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly presented the financial position of the Company at and as of the respective dates thereof and the results of its operations, cash flows, and changes in stockholders' equity (if presented) for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The unaudited balance sheet of the Company as of May 31, 2004 provided by the Company to Buyer is hereinafter referred to as the "Company Balance Sheet."

            (b) At the time of the Closing, the Company shall have cash on hand at least equal to $350,000 (prior to the payments contemplated by Sections 1.2(a) and (b) above).

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      2.6 Absence of Certain Changes or Events. Except with respect to the actions contemplated by this Agreement, since the date of the Company Balance Sheet, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Material Adverse Effect on the Company or any development that reasonably would be expected to have a Material Adverse Effect on the Company or (b) any material liability or obligation (direct or contingent) which did not arise in the ordinary course of business.

      2.7 Taxes.

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other government charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, net operating losses, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) Tax Returns and Audits.

                  (i) Each of the Company and its subsidiaries has timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company and each of its subsidiaries, except such Returns which are not material to the Company. All such Returns were correct and complete in all material respects. Each of the Company and its subsidiaries has paid all Taxes due and owing by the Company and its subsidiaries (whether or not shown on any Tax Return). None of the Company and its subsidiaries currently is the beneficiary of any extension of time within which to file any Return.

                  (ii) Except as is not material to the Company, each of the
            Company and its subsidiaries will have withheld as of the Closing with respect to its employees all income Taxes, FICA, FUTA, and other Taxes required to be withheld.

                  (iii) Except as is not material to the Company, neither the
            Company nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) Except as is not material to the Company, no audit or other examination of any Return of the Company or any of its subsidiaries is presently

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            in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

                  (v) Neither the Company nor any of its subsidiaries has any liability for unpaid Taxes which have not been accrued for or reserved against on the Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, except liability for unpaid Taxes which have accrued since the date of the Company Balance Sheet in the ordinary course of business.

                  (vi) None of the Company's assets is treated as "tax exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (vii) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount for which a deduction will be disallowed by reason of Sections 280G, 404 or 162(b) through (o) of the Code.

                  (viii) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of is subsidiaries.

                  (ix) The Company is not, and has not been at any time, a
            "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  (x) None of the Company and its subsidiaries is a party to any tax allocation or sharing agreement. None of the Company and its subsidiaries (A) has been a member of an Affiliated Group (within the meaning of Section 1504(a) of the Code, or any similar group defined under a similar provision of state, local, or foreign law) filing a consolidated federal Return (other than a group the common parent of which was the Company) or (B) has any liability for the taxes of any person (other than any of the Company and its subsidiaries) under Treas. Reg. ss.1.1502 6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (xi) The Company has furnished Buyer with a list of all
            federal, state, local, and foreign Tax Returns filed with respect to the Company and its subsidiaries for taxable periods ended on or after January 1, 2000, which list indicates those Tax Returns that have been audited. The Company has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by the Company and its subsidiaries since January 1, 2000.

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                  (xii) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Codess.7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Codess.1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

      2.8 Absence of Liens and Encumbrances. Each of the Company and its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Company Financial Statements, except for the lien to secure the Company Note (for which appropriate release documents will be delivered at Closing), and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby. Without limiting the generality of the foregoing and subject to the limitations in the preceding sentence, the Company has good and valid title to the properties and assets listed in Section
2.8 of the Seller Letter, free and clear of any liens or encumbrances.

      2.9 Intellectual Property.

            (a) The Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software as defined in Paragraph (c) below) that are material to the business of the Company as currently conducted or as proposed to be conducted by the Company (the "Company Intellectual Property Rights").

            (b) To Seller's knowledge, the Company is not in violation of any license, sublicense, or agreement related directly to the Company Intellectual Property Rights except such violations as do not materially impair the Company's rights under such license, sublicense, or agreement. To Seller's knowledge, the execution and delivery of this Agreement by Seller, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense, or agreement nor entitle any other party to any such license, sublicense, or agreement to terminate or modify such license, sublicense, or agreement except such violations or defaults as do not materially impair the Company's rights under such license, sublicense, or agreement. No material claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of Seller, are threatened by any Person nor, to the knowledge of Seller, are there any valid grounds for any

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bona fide material claims (i) to the effect that the manufacture, sale, licensing, or use of any of the products of the Company or any of its subsidiaries as now manufactured, sold, licensed, or used or proposed for manufacture, sale, licensing, or use by the Company infringes on any copyright, patent, trade mark, service mark, or trade secret, (ii) against the use by the Company or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know how, or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted, or (iii) challenging the ownership by the Company, validity, or effectiveness of any of the Company Intellectual Property Rights. All material registered trademarks, service marks, and copyrights held by the Company are valid and subsisting. To the knowledge of Seller, there is no material unauthorized use, infringement, or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right owned by the Company or product of the Company or any of its subsidiaries, or, to the knowledge of Seller, Company Intellectual Property Right licensed by the Company or its subsidiaries, is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its subsidiaries.

            (c) "Commercial Software" means packaged commercially available software programs generally available to the public through retail dealers which have been licensed to the Company pursuant to end user licenses and which are used in the Company's business but are in no way a component of or incorporated in any of the Company's products and related trademarks, technology and know how.

      2.10 Agreements, Contracts and Commitments. Neither the Company nor any of its subsidiaries has, nor is it a party to nor is it bound by:

            (a) any collective bargaining agreements;

            (b) any bonus, deferred compensation, incentive compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

            (c) any employment or consulting agreement, contract or commitment with any officer or director-level employee, not terminable by the Company on thirty days' notice without liability, except to the extent general principles of wrongful termination law may limit the Company's ability to terminate employees at will;

            (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (e) any agreement, contract or commitment (excluding real and personal property leases) which involves payment by the Company of $20,000 or more (excluding amounts which are already owing by the Company or such subsidiary at the date of the Company Balance Sheet);

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            (f) any agreement under which the Company or its subsidiaries is restricted from selling, licensing, or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time, or in any segment of the market;

            (g) any agreement under which the Company is restricted from entering into any line of business, introducing any products, undertaking any activities, or competing with any other person or entity in any line of business, in any geographic area, during any period of time, or in any segment of the market;

            (h) any agreement under which the Company or its subsidiaries provides warranty for any of its products or services or pursuant to which the Company or its subsidiaries has any repair, replacement, service, or similar warranty obligations for products or services previously sold by the Company or its subsidiaries; or

            (i) any agreement under which the Company or its subsidiaries is or may be obligated to remove any products, radios, cables, base stations, or related equipment previously sold or installed by the Company.

      2.11 No Default. Since November 25, 2003, neither the Company nor any of its subsidiaries has breached in any material respect, or received in writing any claim or threat that it has breached in any material respect, any of the terms or conditions of any (i) agreement, contract or commitment that was or is material to the Company or (ii) any agreement under which the Company or any of its subsidiaries licenses from a third party any Company Intellectual Property Rights included in the Company's products in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from the Company thereunder. Each of the agreements, contracts and commitments referred to in clauses (i) and (ii) above that has not expired or been terminated in accordance with its terms is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder of which the Company is aware by any party obligated to the Company pursuant thereto.

      2.12 Governmental Authorization. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the Company's business as currently conducted (the "Company Permits"). The Company is in material compliance with the terms of the Company Permits. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations or possible violations which individually or in the aggregate would not have a Material Adverse Effect on the Company. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Seller, threatened, nor to the knowledge of the Seller, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which would not have a Material Adverse Effect on the Company.

      2.13 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which the Company or any of its subsidiaries has received any notice of assertion nor, to the Seller's knowledge, have any such matters been threatened.

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      2.14 Environmental Matters. Neither the Company nor any of its
subsidiaries has been or is currently in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety ("Environmental and Occupational Laws"). Each of the Company and its subsidiaries has all permits and other governmental authorizations currently required by all applicable statutes, laws or regulations relating to the environment or occupational health and safety necessary for the conduct of its business. Neither the Company nor any of its subsidiaries has received any communication from a Governmental Entity, or any written communication from any Person other than a Governmental Entity, that alleges that it is not in full compliance with Environmental or Occupational Laws, except for matters alleging items which would not have a Material Adverse Effect on the Company. There is no claim of a violation of Environmental and Occupational Laws pending or, to the knowledge of the Seller, threatened against the Company or any of its subsidiaries, except for matters alleging items which would not have a Material Adverse Effect on the Company.

      2.15 Brokers' and Finders' Fees. Except for the fee payable to Bathgate Capital and the amounts to be paid to Dotsolve Partners and Susan Spurr, as provided in Section 1.2, neither the Company nor Seller has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Stock Sale, or any transaction contemplated hereby.

      2.16 Bank Accounts. Section 2.16 of the Seller Letter lists the name and address of each bank, trust company, and other financial institution where the Company has an account, safe deposit box, or vault or where funds of the Company are stored or invested and the names of all Persons authorized to withdraw funds from such accounts or who are authorized to have access to any such safe deposit boxes or vaults.

      2.17 Labor Matters. There are no pending or, to the Seller's knowledge, threatened material claims against the Company or any of its subsidiaries under any workers' compensation plan or policy or for long term disability. Each of the Company and its United States subsidiaries has complied in all material respects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder.

      2.18 Employee Benefit Plans.

            (a) The only Benefit Plans that the Company has or has had at any time since November 25, 2003 are the Company's 401(k) Plan (as defined in
Section 4.5(d) below) and the Company's current medical, dental, and life insurance plans (collectively, the "Company Benefit Plans"). The Company has made available to Buyer accurate and complete copies of all all material summaries, reports, financial statements, and other documents relating to the Company Benefit Plans. "Benefit Plans" means all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any related or separate contracts, plans, trusts, programs, policies, arrangements, practices, customs and understandings, in each case whether formal or informal, that provide benefits of economic value to any present or former employee of the Company or present or former beneficiary, dependent or assignee of any such employee or former employee.

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            (b) To Seller's knowledge, all Company Benefit Plans conform (and at all times since November 25, 2003 have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable laws or governmental regulations.

            (c) The Company's 401(k) Plan has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the Company as an adopting employer or has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such opinion letter or determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Seller has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such establishment or determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to the Company's 401(k) Plan.

            (d) There are no pending or, to the knowledge of the Seller, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans). The Benefit Plans are not the subject of any pending (or to the knowledge of the Seller, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

            (e) The Company has timely made all required contributions under the Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

            (f) All Company Benefit Plans may be amended or terminated at any time on or after the Closing Date. No Company Benefit Plan provides any health, life or other welfare coverage to employees of the Company beyond termination of their employment with the Company by reason or retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

      2.19 Compliance With Laws. To Seller's knowledge, since November 25, 2003, each of the Company and its subsidiaries has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the ownership, operation or conduct of its business.

      2.20 FIRPTA. The Company Common Stock is not a "U.S. Real Property Interest" as defined in Treasury Regulation Section 1.897 2(h)(2).

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      2.21 Antitakeover Laws Not Applicable. No "fair price," "business combination," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation (a "Takeover Statute") is or will be applicable (as to the Company) to the execution, delivery, or performance of this Agreement or the consummation of the Stock Sale or the other transactions contemplated by this Agreement.

      2.22 Independent Investigation. The Seller has made its own investigation concerning the advisability of entering into this Agreement and related transactions and agreements. The Seller has consulted with and obtained advice from its own legal, tax, financial, and other advisors to the extent the Seller has desired. THE SELLER IS NOT RELYING ON ANY REPRESENTATIONS, WARRANTIES, AGREEMENTS, ADVICE, OR OTHER STATEMENTS, WRITTEN OR ORAL, (OTHER THAN AS SPECIFICALLY SET FORTH IN THIS AGREEMENT) FROM OR MADE BY OR ON BEHALF OF BUYER OR ITS DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS.

      2.23 Accredited Investor; Restricted Stock.

            (a) The Seller is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act. The Seller has such knowledge and experience in financial and business matters in general and investments in particular so that the Seller is able to evaluate the merits and risks of an investment in the securities issuable by Buyer and to protect its own interests in connection with such investment. The Seller is purchasing such securities for investment and not for the distribution of such securities. In addition, the Seller has received such information as it considers necessary or appropriate for deciding whether to make an investment in the securities issuable by Buyer. The Seller acknowledges that Buyer has afforded the Seller a reasonable opportunity to ask questions and receive answers from Buyer and its management regarding the business and affairs of Buyer.

            (b) The Seller acknowledges and understands that (i) the Buyer Stock to be issued pursuant to this Agreement will be issued in a private transaction pursuant to a specific exemption under the provisions of applicable federal and state securities laws, which depends upon the representations and warranties being made by the Seller in this Agreement, (ii) such shares have not been registered under the Securities Act or any applicable state securities laws,
(iii) such shares will be subject to substantial limitations on sale or other transfer, (iv) no market may exist for the resale of such shares, (v) the Seller has no right to require registration of any of such shares under any applicable federal or state securities laws, (vi) an appropriate restrictive legend will be placed on the certificates representing such shares issued to it referring to or stating explicitly the restrictions on transfer, (vii) Buyer's transfer agent will be instructed not to transfer any of such shares without compliance with all applicable legal and other restrictions on transfer, and (viii) it is aware of any and all consequences arising from the restrictions described above, including, but not limited to, any restrictive legends appearing on the certificate, required holding periods, and stop transfer orders.

      2.24 Full Disclosure. Neither this Agreement nor any written statement, report, or other document furnished by the Seller or the Company pursuant to this Agreement or in connection with the transactions contemplated hereby with respect to Seller or the Company contains any untrue statement of a material fact or omits to state a material fact necessary in

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order to make the statements contained herein or therein, in light of the circumstances under which they are made, not false or misleading.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller, subject to the exceptions specifically disclosed in the disclosure letter supplied by Buyer to Seller (the "Buyer Letter") and dated as of the date hereof, as follows:

      3.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease, and operate its property and to carry on its business as now being conducted and as proposed to be conducted. Buyer has made available to counsel for the Company a true and correct copy of the Certificate of Incorporation and By laws of Buyer, each as amended to date.

      3.2 Capital Structure.

            (a) The authorized capital stock of Buyer consists of 100,000,000 shares of Buyer Common Stock and 4,500,000 shares of Preferred Stock, $.01 par value. As of the date of this Agreement, 15,278,402 shares of Buyer Common Stock are issued and outstanding and no shares of Preferred Stock of Buyer are issued or outstanding.

            (b) As of the date of this Agreement, (i) Buyer has reserved 389,626 shares of Buyer Common Stock for issuance upon exercise of warrants and no more than 1,294,836 shares of Buyer Common Stock for issuance upon exercise of stock options, (ii) there are warrants outstanding to purchase 389,626 shares of Buyer Common Stock, and (iii) there are options outstanding to purchase no more than 823,214 shares of Buyer Common Stock. All of the outstanding options were issued pursuant to Buyer's 1986 Stock Plan, 1987 Stock Plan, 1996 Stock Plan, 1997 Stock Plan, 1999 Stock Plan, 2001 Nonqualified Stock Option Plan, or 2002 Stock Incentive Plan. Except as described above, there are no options, warrants, equity securities, calls, rights, commitments, or agreements of any character to which the Buyer is a party or to which it is bound, obligating the Buyer to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of capital stock of the Buyer or obligating the Buyer to grant, extend, accelerate the vesting of, or enter into any such option, warrant, equity security, call, right, commitment, or agreement.

      3.3 Authority.

            (a) Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be

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                                      -15-
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limited by bankruptcy and other similar laws and general principles of equity.
The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby by Buyer will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or By laws of Buyer or (ii) any material mortgage, indenture, lease, contract, or other agreement, or any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer or its properties or assets.

            (b) No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for (i) the filing of a Form 8 K with the Securities and Exchange Commission (the "SEC") and (ii) such other consents, authorizations, filings, approvals, and registrations which, if not obtained or made, would not have a Material Adverse Effect on Buyer.

      3.4 Full Disclosure. Neither this Agreement nor any written statement, report or other document furnished by Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby with respect to Buyer contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not false or misleading.

      3.5 Independent Investigation. The Buyer has made its own investigation concerning the advisability of entering into this Agreement and related transactions and agreements. The Buyer has consulted with and obtained advice from its own legal, tax, financial, and other advisors to the extent the Buyer has desired. THE BUYER IS NOT RELYING ON ANY REPRESENTATIONS, WARRANTIES, AGREEMENTS, ADVICE, OR OTHER STATEMENTS, WRITTEN OR ORAL, (OTHER THAN AS SPECIFICALLY SET FORTH IN THIS AGREEMENT) FROM OR MADE BY OR ON BEHALF OF SELLER OR ITS DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

      4.1 Confidentiality. The parties acknowledge that Buyer and Seller have previously executed a Confidentiality Agreement dated April 6, 2004 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

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                                      -16-
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      4.2 Public Disclosure.

            (a) Buyer and Seller shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Stock Sale or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or The Nasdaq Stock Market, Inc., so long as Buyer has provided Seller with notice of such requirement and makes reasonable efforts to get confidential treatment if so requested by Seller and in any event in accordance with the terms of the Confidentiality Agreement.

            (b) Seller agrees that the information supplied by Seller for inclusion in any press release (including any information relating to Seller that is approved by Seller) that is jointly issued or approved by Buyer and Seller shall not, on the date such press release is issued, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier press release which has become false or misleading. If at any time prior to the Closing Seller shall determine that any information in any issued press release was or may have become false or misleading, Seller shall promptly inform Buyer. Notwithstanding the foregoing, Seller makes no representation or warranty with respect to any information relating to Buyer which is contained in any of the foregoing documents.

            (c) Buyer agrees that the information supplied by Buyer for inclusion in any press release (including any information relating to Buyer that is approved by Buyer) that is jointly issued or approved by Buyer and Seller shall not, on the date such press release is issued, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier press release which has become false or misleading. If at any time prior to the Closing Buyer shall determine that any information in any issued press release was or may have become false or misleading, Buyer shall promptly inform Seller. Notwithstanding the foregoing, Buyer make no representation or warranty with respect to any information relating to Seller which is contained in any of the foregoing documents.

      4.3 Legal Requirements. Each of Buyer and Seller will use all reasonable best efforts to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, and will use all reasonable best efforts to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order, or authorization of, or any registration, declaration, or filing with, any Governmental Entity or other public or private third party required to be obtained or made in connection with consummating the transactions contemplated by this Agreement.

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                                      -17-
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      4.4 Reasonable Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its reasonable best efforts to effectuate the transactions contemplated hereby (including prompt resolution of any litigation prompted hereby). Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary for effecting completely the consummation of the transactions contemplated hereby.

      4.5 Certain Benefit Plans.

            (a) Buyer shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Buyer, or alternative benefit programs substantially comparable in the aggregate to those applicable to employees of Buyer, as soon as practicable after the Closing in accordance with the terms of such programs. Buyer shall assume all of the Company's liability under Section 4980B of the Code and Part 6 of Title I of ERISA with respect to COBRA participants (other than any liability of the Company to pay, or reimburse any such participants for, COBRA premiums) in accordance with applicable law.

            (b) Buyer shall cause each such benefit program in which employees of Buyer and its subsidiaries are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with the Company and its subsidiaries to the same extent as such service was credited for such purpose by the Company; provided, that in no circumstances shall the crediting of such service create duplicative benefits.

            (c) If active employees of the Company or any of its subsidiaries become eligible to participate in a medical, dental, or vision plan of Buyer, Buyer shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered unconditionally for such person under the applicable medical, dental, or vision plans of the Company,
(ii) honor under such plans any deductible, co-payment, and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation, and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Closing to the extent such employee had satisfied any similar limitation or requirement under an analogous Company benefit program prior to the Closing.

            (d) At Buyer's request, the Company will terminate its tax-qualified 401(k) Plan (the "Company's 401(k) Plan") prior to, and contingent upon, the Closing. If the Company is required to terminate the Company's 401(k) Plan, Buyer will, with the approval of the plan administrator of the Buyer's tax-qualified 401(k) plan (the "Buyer's 401(k) Plan"), cause Buyer's 401(k) Plan to accept rollovers or direct rollovers of "eligible rollover distributions" within the meaning of Section 402(c) of the Code made with respect to current employees of the Company who will continue as employees after the Closing from the Company's 401(k) Plan. Buyer will use its good faith best reasonable efforts to obtain such approval from the plan administrator of Buyer's 401(k) Plan. In the case of any Company employee, the Buyer's 401(k) Plan will take into account, for eligibility and vesting purposes, such employee's pre-Closing service creditable to such employee for purposes of Company's 401(k) Plan.

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                                      -18-
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      4.6 Mitchell Computer and Printer. From and after the Closing Date, Victor
Mitchell shall be permitted to keep as his own property, and remove from his offices at the Company, the two computers and printer used by him in his office. In addition, for a period of at least two years from and after the Closing Date, Mr. Mitchell shall be entitled to use (without charge) his current e-mail address (mitchell@ricochet.net) unless the continuation of this ability to use is unduly burdensome to Buyer or this continuation cannot be maintained for reasons beyond the reasonable control of Buyer.

      4.7 Responsibility for Expenses. The Company shall be responsible for and pay, on or before the Closing Date, all expenses incurred by the Seller and the Company in connection with this Agreement (up to a maximum of $140,000), including but not limited to fees and expenses of Seller's counsel and fees and expenses of Bathgate Capital, in accordance with Section 1.2. The Seller shall be responsible for and pay, on or before the Closing Date, all expenses incurred by the Seller or the Company in connection with this Agreement in excess of $140,000.

      4.8 Consultation Following the Closing. In the two-year period following the Closing Date, Victor Mitchell will provide up to 250 hours of consultation free of charge to Buyer as requested by Buyer to the extent he is available to do so.

                                   ARTICLE V

                               GENERAL PROVISIONS

      5.1 Survival of Representations, Warranties, and Covenants; Setoff; Pledge; Limitation of Liability; Deductible.

            (a) The representations and warranties of the Company, the Seller and the Buyer contained in this Agreement shall survive the Closing for a period of one year from the date of this Agreement. Only the covenants of Buyer, Seller, and the Company that by their terms survive the Closing shall survive the Closing.

            (b) Buyer shall have the right to withhold and set off, at any time against any amount due under the Buyer Note to the Seller, the amount of any loss, liability, damage, cost, or expense (including, without limitation, reasonable attorney's fees and expenses), whether now existing or arising during the one-year period following the date of this Agreement, of any nature suffered or incurred by Buyer arising from, in connection with, or relating to any failure, breach, default, inaccuracy, or lack of performance on the part of the Seller of any of its representations, warranties, agreements, or covenants in this Agreement or any other agreement contemplated by or entered into pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, "Buyer Damages"). In addition, if the amount of the Buyer Damages exceeds the principal amount due under the Buyer Note (as reduced by payments over time), Seller shall pay and reimburse Buyer for the amount of such excess Buyer Damages up to an amount of $250,000. Victor Mitchell hereby personally covenants that Seller shall perform promptly its obligations set forth in the preceding sentence, personally agrees to perform any of such obligations that Seller fails to perform within five (5) business days after demand is made to

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Seller for performance, and personally agrees to deliver to Buyer such further documentation as Buyer may reasonably request reflecting this personal undertaking. The foregoing right of set off against the Buyer Note and payment and reimbursement from Seller and/or Victor Mitchell shall be the Buyer's exclusive remedy with respect to any such Buyer Damages (except for any such Buyer Damages arising from any willful or intentional acts or omissions), and such remedy shall only be available with respect to Buyer Damages that have arisen by the end of the one-year period following the date of this Agreement. The amounts of Buyer Damages for which Seller is responsible and for which Buyer has setoff and payment or reimbursement rights under this Section 5.1(b) are subject to the provisions of Sections 5.1(c) and (d) below.

            (c) Notwithstanding any other provisions of this Agreement, but subject to the provisions of Section 5.1(d), the maximum, aggregate liability of the Seller for any Buyer Damages (except for any Buyer Damages arising from any willful or intentional acts or omissions) shall not exceed the sum of (a) the principal amount of the Buyer Note as of the Closing Date as such principal amount is reduced by payments on such Note from and after the Closing Date; plus
(b) $250,000.

            (d) Notwithstanding any other provisions of this Agreement, the Seller shall be liable for any Buyer Damages only if, and to the extent that, the amount of the Buyer Damages exceeds $200,000 in the aggregate. As provided in the Seller Letter, certain items described in such Letter shall be included in the calculation of Buyer Damages for purposes of this Section 5.1(d) (as well as the other provisions of this Section 5.1), notwithstanding their disclosure in such Letter.

            (e) This section is included for the purpose of explaining the intended operation of Sections 5.1(b), (c), and (d). The parties contemplate that Buyer will be responsible for the first $200,000 of Buyer Damages. Seller and/or Victor Mitchell shall be responsible for up to the next $550,000 of Buyer Damages as follows: (i) Buyer may recover up to the next $300,000 of Buyer Damages net of any principal payments made on the Buyer's Note (in other words, from dollar $200,001 to dollar $500,000 of aggregate Buyer Damages, subject to the $500,000 number being reduced by the amount of any principal payments on the Buyer's Note) by means of offset and reducing the amounts due under the Buyer Note and (ii) Buyer may then recover up to the next $250,000 of Buyer Damages (in other words, from dollar $500,001 to dollar $750,000 of aggregate Buyer Damages, subject to both the $500,001 and $750,000 numbers being reduced by the amount of any principal payments on the Buyer's Note) from Seller and/or Victor Mitchell by means of the undertaking in Section 5.1(b) above and related guarantee. Any additional Buyer Damages (in other words, above dollar $750,000 of aggregate Buyer Damages, subject to the $750,000 number being reduced by the amount of any principal payments on the Buyer's Note) shall be the responsibility of Buyer.

      5.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service or mailed by registered or certified mail (return receipt requested) or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as the party shall specify by like notice). If so mailed, they shall be deemed given upon the earlier of actual receipt or three business days after mailing.

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                                      -20-
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            (a)   if to Buyer, to:

                  8000 Lee Highway
                  Falls Church, VA 22042
                  Attention: Robert E. Fitzgerald
                  Facsimile No.: (703) 205-0672

                  with a copy to:

                  David L. Renauld
                  20 Industrial Drive East
                  South Deerfield, MA 01373
                  Facsimile No.: (413) 665-0089

            (b)   if to Seller, to:

                  Ricochet Investments, LLC
                  c/o Victor and Anamaria Mitchell Family Partnership 8618 Colonial Drive
                  Lone Tree, CO 80124
                  Attention: Victor Mitchell
                  Facsimile No.: (303) 708-8881

                  with a copy to:

                  Ducker, Montgomery, Lewis & Aronstein, P.C.
                  1560 Broadway, Suite 1 400
                  Denver, CO 80202
                  Attention: Michael J. Kelly, Esq.
                  Facsimile No.: (303) 861-4017

      5.3 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Any table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

      5.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. A facsimile or copy of a signature is valid as an original.

      5.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the

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                                      -21-
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Seller Letter and the Buyer Letter, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

      5.6 Severability. If any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of such void or unenforceable provision; and, if they do not act to replace the provision, the Agreement will be interpreted as if they had replaced it with such a provision.

      5.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      5.8 Governing Law; Arbitration.

            (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

            (b) Any claim, controversy or dispute, whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory, between or among the parties or their officers, directors, shareholders, members, managers, employees, agents or distributors, shall be resolved exclusively by binding arbitration provided, however, that nothing herein shall be deemed to prohibit any party from seeking from relevant courts immediate injunctive or other equitable relief. The Federal Arbitration Act, 9 U.S.C. Sects 1-16, not state law, shall govern the arbitrability of all claims, unless these laws are not applicable, in which case Delaware law will govern. Once an arbitration date has been scheduled by the arbitrators, each party waives its right to any extension of the arbitration date unless it is mutually agreed by the parties. The arbitration shall be conducted under the then current rules of the American Arbitration Association ("AAA"). The number of arbitrators shall be one (1). If the parties hereto cannot agree on an arbitrator, the AAA shall appoint such arbitrator. The arbitrator shall have authority to award any form of damages or other relief. The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction thereof. The prevailing party shall recover from the other party all its costs, including but not limited to any filing fees, travel expenses, reasonable attorneys fees, and/or any other costs incurred relating to the dispute. Either party shall have the right to demand a "fast track" binding arbitration hearing, in which case the dispute will be tried under AAA rules within 60 days of the demand notice provided by the aggrieved party. In the event the aggrieved party demands a fast track arbitration hearing and the

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arbitrator is unavailable within the 60-day time period, the dispute shall be tried at the earliest date possible in accordance with the arbitrator's schedule. Either party may also request that the parties attempt to mediate any dispute that is subject to arbitration prior to the commencement of such arbitration, in which case the parties shall undertake such mediation in good faith (each at its own expense); provided, however, if the dispute has not been resolved by mediation within 30 days of the date mediation was first requested, either party may then require that the mediation process be terminated and the dispute be arbitrated as provided for herein. It is expressly agreed that either party may seek injunctive relief or specific performance of the obligations hereunder in an appropriate court of law or equity pending an award in arbitration. If any party hereto files a judicial or administrative action asserting claims subject to arbitration, as prescribed herein, and another party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees. If the Seller should initiate any arbitration or mediation, the arbitration or mediation shall take the place in Falls Church, Virginia. If the Buyer should initiated any arbitration or mediation, the arbitration or mediation shall take place in Denver, Colorado.

      5.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      5.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

      5.11 Amendment. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by the party against whom enforcement is sought.

      5.12 Certain Definitions. For purposes of this Agreement, the term:

            (a) "business day" means any day on which the principal offices of the SEC in Washington D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in Delaware;

            (b) "knowledge" means with respect to any fact, circumstance, event, or other matter in question, that such fact, circumstance, event, or other matter was actually known by or upon reasonable inquiry or investigation would have been actually known by (i) an individual, if used in reference to an individual, (ii) Robert E. Fitzgerald, Patrick L. Milton, and David L. Renauld if used in reference to Buyer, or (iii) Victor Mitchell if used in reference to Seller or the Company.

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      IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed by their respective duly authorized officer or manager as of the date first written above.

                                        YDI WIRELESS, INC.

                                        By: /s/ David L. Renauld
                                            ------------------------------------
                                        Name: David L. Renauld
                                        Title: Vice President


                                        RICOCHET INVESTMENTS, LLC

                                        By: /s/ Victor Mitchell
                                            ------------------------------------
                                        Name: Victor Mitchell
                                        Title: Manager

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